EXHIBIT 99

                    PRESS RELEASE OF PROVIDENT BANCORP, INC.


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Provident Bancorp, Inc.




                                  NEWS RELEASE


FOR IMMEDIATE RELEASE                           Stock Symbol:  PBCP
January 27, 2005                                Traded on Nasdaq National Market


CONTACT:
Paul A. Maisch, SVP & CFO
Roberta Lenett, VP & Manager of Shareholder Relations
(845) 369-8082

       PROVIDENT BANCORP ANNOUNCES NEW STOCK BUYBACK PROGRAM AND DECLARES
                      QUARTERLY DIVIDEND OF $0.04 PER SHARE

MONTEBELLO, NY - January 27, 2005 -- Provident Bancorp, Inc. (Nasdaq: PBCP), the parent company of Provident Bank, announced that its Board of Directors has authorized the repurchase of up to 2,295,000 shares of its common stock. This represents approximately 5.0% of common shares currently outstanding. Under this authorization, shares of common stock may be purchased from time-to-time in the open market or in privately negotiated transactions.

Also, the Board of Directors has declared a quarterly cash dividend of $0.04 per share. The dividend is payable February 24, 2005 to holders of record as of February 10, 2005.

Provident Bank is a community bank with $2.5 billion in assets and operates thirty-four branches in Rockland, Orange, Sullivan, Putnam and Ulster Counties, New York and two branches in Bergen County, New Jersey. Provident Municipal Bank, its commercial bank subsidiary, provides banking services to towns and government agencies in its New York market area.